Exhibit 4.5.5

Supplemental Agreement No. 6

to

Purchase Agreement No. 3256

between

THE BOEING COMPANY

and

LATAM AIRLINES GROUP S.A.

Relating to Boeing Model 787-916/787-816 Aircraft

THIS SUPPLEMENTAL AGREEMENT, entered into as of May 27, 2016, (“Supplemental Agreement Number 6” or “SA-6”) by and between THE BOEING COMPANY, a Delaware corporation (Boeing), and LATAM Airlines Group S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a Chilean corporation (Customer);

W I T N E S S E T H:

WHEREAS, the parties entered into Purchase Agreement No. 3256, dated as of October 29, 2007 relating to the purchase and sale of Boeing Model 787-916 and Model 787-816 Aircraft (the Purchase Agreement) as amended by Supplemental Agreements No. 1, 2, 3, 4 and 5;

WHEREAS, Customer and Boeing wish to document the conversion of four (4) Model 787-816 Aircraft to (4) Model 787-916 Aircraft; and

WHEREAS, Customer and Boeing wish to slide delivery of two (2) Model 787-916 Aircraft from 1 Q 2018 and 2Q 2018 to 3Q 2018 and 4Q 2018 respectively; and

[***]

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Purchase Agreement as follows:

P.A. No. 3256 “[***]” This information is subject to confidential treatment and has been omitted and filed separately with the Commission.	SA6-1 BOEING PROPRIETARY

1.	Table of Contents. The Table of Contents of the Purchase Agreement is deleted in its entirety and is replaced by the new Table of Contents and is attached as Exhibit 1 to this SA-6.

2.	Articles – N/A in this SA-6.

3.	Tables

3.1 Table 1-ROLLS 787-916 Rev 3 is deleted in its entirety and replaced by Table 1-ROLLS 787-916 Rev 4, which incorporates the four (4) additional 787-916 Aircraft.

3.2 Table 1-ROLLS 787-816 Rev 3 is deleted in its entirety as all four (4) 787-816 Aircraft have been converted to 787-916 Aircraft.

4. Exhibits and Supplemental Exhibits

4.1 N/A in this SA-6.

5. Letter Agreements

[***]

P.A. No. 3256 “[***]” This information is subject to confidential treatment and has been omitted and filed separately with the Commission.	SA6-2 BOEING PROPRIETARY

6. Miscellaneous

[***]

7. Confidential Treatment.

Boeing and Customer understand that the commercial and financial information contained in this Supplemental Agreement Number 6 is considered by the parties as confidential (Confidential Information) and both agree not to disclose such Confidential Information except as provided herein. In addition to the parties’ respective officers, directors and employees who need to know the Confidential Information and who understand the obligation to keep it confidential, the parties may disclose Confidential Information (1) to the extent required by law, including without limitation judicial order or by a requirement of a governmental agency and (2) to its agents, auditors and advisors who need to know the Confidential Information for purposes of enabling each party to understand, perform its obligations under, or receive the benefits of, this Supplemental Agreement Number 6 and who have agreed not to use or disclose the Confidential Information for any other purpose without the other party’s prior written consent. In the event that a party concludes that disclosure of Confidential Information contained in this Supplemental Agreement Number 6 is required by applicable law, the party will so advise the other party promptly in writing and endeavor to protect the confidentiality of such Confidential Information to the widest extent possible. In the event of a legal dispute with Boeing, nothing herein will preclude Customer from sharing with its legal counsel information necessary for purposes of enabling counsel to advise or represent Customer provided that so long as Customer causes its legal counsel to maintain the confidentiality of information that is the subject of this Article. Except as provided in the assignment provisions of Article 10 of the Special Matters Letter Agreement 6-1162-ILK-03 1 0R6, Customer will not disclose this Supplemental Agreement Number 6 for purposes of financing payments without the prior written consent of Boeing, which consent will be provided once the financier enters into a Non Disclosure Agreement with Boeing in form and substance reasonably satisfactory to Boeing, which will include agreeing not to disclose or use Confidential Information except for the purpose set forth herein. This provision shall not apply to any Confidential Information that is in the public domain except that a party will be liable to the other for breach of its obligations under this provision if the Confidential Information entered the public domain as a consequence of a wrongful act or omission on its part.

Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined shall have the same meanings as in the Purchase Agreement. The Purchase

P.A. No. 3256 “[***]” This information is subject to confidential treatment and has been omitted and filed separately with the Commission.	SA6-3 BOEING PROPRIETARY

Agreement will be deemed to be amended to the extent provided herein and as so amended will continue in full force and effect. In the event of any inconsistency between the above provisions and the provisions contained in the referenced exhibits to this Supplemental Agreement Number 6, the terms of the exhibits will control.

This Supplemental Agreement will become effective upon execution and receipt by both Parties on or before May 31, 2016, and shall have no effect if executed after such date.

THE BOEING COMPANY		LATAM AIRLINES GROUP S.A.

By:	/s/ David Hilby	By:	/s/ ANDRES DEL VALLE E.
	David Hilby		ANDRES DEL VALLE E.

Its	Attorney-In-Fact	Its:	Senior Vice president Corporate Finance
LATAM Airlines Group

		By:	/s/ ROBERTO ALVO
ROBERTO ALVO
		Its:	CEO International & Alliances
LATAM AIRLINES GROUP

P.A. No. 3256	SA6-4 BOEING PROPRIETARY

TABLE OF CONTENTS
ARTICLES		SA NUMBER

1.	Quantity, Model and Description	SA-1

2.	Delivery Schedule	SA-1

3.	Price	SA-1

4.	Payment	SA-1

5.	Miscellaneous	SA-1

TABLE

1-ROLLS	787-916 Aircraft Information Table 1 Rev 4	SA-6
1-GENX	787-916 Aircraft Information Table 1
1-GENX	787-816 Aircraft Information Table 1
Table 3	787-816 Aircraft Information Table 1 for 2011-2013 Aircraft Rev 1	SA-4
Table 5	787-816 Aircraft Information Table 1 for Table 5 Aircraft	SA-3
Table 6	787-816 Aircraft Information Table 1 for Table 6 Aircraft	SA-3

EXHIBIT
A.	787-916 Aircraft Configuration	SA-4

A.	787-816 Aircraft Configuration	SA-3

B.	Aircraft Delivery Requirements and Responsibilities

TOC-1 BOEING PROPRIETARY	SA-4

SUPPLEMENTAL EXHIBITS		SA NUMBER

AE1.	Escalation Adjustment/Airframe and Optional Features

BFE1.	Buyer Furnished Equipment Variables

BFE2.	Buyer Furnished Equipment Variables for Accelerated Aircraft	SA-1 & SA-2 Art. 6.2

CS1.	Customer Support Variables

EEl.ROLLS	Engine Escalation and Engine Warranty

EE1.GENx	Engine Escalation and Engine Warranty

SLP1.	Service Life Policy Components

LETTER AGREEMENTS

3256-01	787 Spare Parts Initial Provisioning	SA-1 & SA-2 (Art 7.1)

3256-02	Open Configuration Matters	SA-1& SA-2 (Art 7.2)

3256-03	787 e-Enabling Letter Agreement

3256-04	787 Spare Parts Commitment

[***]

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the Commission.	TOC-2 BOEING PROPRIETARY	SA-4

LETTER AGREEMENTS		SA NUMBER

6-1162-ILK-0317	Option Aircraft

6-1162-ILK-0318	Alternate Engine Selection	SA1 & SA2 (Art 2)

[***]

6-1162-ILK-0327	Performance Guarantees 787-916/-816	SA-2 (Art7. 10)

[***]

6-1167-MAG-0496	Aircraft Performance Guarantees for 787-816 Table 6 Aircraft	SA-3

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the Commission.	TOC-3 BOEING PROPRIETARY	SA-4

[***]

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the Commission.	TOC-4 BOEING PROPRIETARY	SA-4

Table 1 Rev 4 to

SA-6

Purchase Agreement No. PA-03256

787-916 Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW: 787-9	557000 pounds
Engine Model/Thrust: TRENT1000-J	74400 pounds
Airframe Price:	$156,849,000
Optional Features:	$3,839,800

Sub-Total of Airframe and Features:	$160,688,800
Engine Price (Per Aircraft):	$26,084,646
Aircraft Basic Price (Excluding BFE/SPE):	$186,773,446

Buyer Furnished Equipment (BFE) Estimate:	$0
In-Flight Entertainment (IFE) Estimate:	$6,129,500

Deposit per Aircraft:	$155,000

Detail Specification:	787B1-4102-O (9/5/2014)
Airframe Price Base Year/Escalation Formula:	Jul-06 ECl-MFG/CPI
Engine Price Base Year/Escalation Formula:	Jul-06 787 ECI-MFG CPI Eng
Airframe Escalation Data:
Base Year Index (ECI):	180.3
Base Year Index (CPI):	195.4
Engine Escalation Data:
Base Year Index (ECI):	180.300
Base Year Index (CPI):	195.400

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Factor (Engine)	Manufacturer Serial Number	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
						At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
Aug-2015	1	1.308	1.205	38478	$247,743,000	$2,322,430	$9,909,720	$12,387,150	$74,322,900
Sep-2015	1	1.3112	1.2066	38479	$248,299,000	$2,327,990	$9,931,960	$12,414,950	$74,489,700
Dec-2015	1	1.3209	1.2139	38461	$250,048,000	$2,345,480	$10,001,920	$12,502,400	$75,014,400
Jan-2016	1	1.3242	1.2165	38459	$250,646,000	$2,351,460	$10,025,840	$12,532,300	$75,193,800
Mar-2016	1	1.3307	1.2214	38467	$251,818,000	$2,363,180	$10,072,720	$12,590,900	$75,545,400
May-2016	1	1.3373	1.2265	38474	$253,012,000	$2,375,120	$10,120,480	$12,650,600	$75,903,600
Jun-2016	1	1.3406	1.2289	38482	$253,605,000	$2,381,050	$10,144,200	$12,680,250	$76,081,300
Aug-2017	1	1.3876	1.2665	38468	$262,138,000	$2,466,380	$10,485,520	$13,106,900	$78,641,400
Aug-2018	2	1.4293	1.3038	38460. 38463	$269,812,000	$2,543,120	$10,792,480	$13,490,600	$80,943,000
Nov-2018	2	1.4399	1.3117	38462. 38465	$271,721,000	$2,562,210	$10,868,840	$13,586,050	$81,516,300
1Q 2019	1	1.4506	1.3224	38481	$273,720,000	$2,582,200	$10,948,800	$13,686,000	$82,116,000
2Q 2019	1	1.4613	1.3317	38483	$275,681,000	$2,601,810	$11,027,240	$13,784,050	$82,704,300
3Q 2019	1	1.4722	1.3405	38469	$277,663,000	$2,621,630	$11,106,520	$13,883,150	$83,298,900

LAN-PA-03256 SA-6 71984-1F.TXT	Boeing Proprietary	Page 1

Table 1 Rev 4 to

SA-6

Purchase Agreement No. PA-03256

787-916 Aircraft Delivery, Description, Price and Advance Payments

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Factor (Engine)	Manufacturer Serial Number	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
						At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
4Q 2019	1	1.4831	1.3488	38470	$279,631,000	$2,641,310	$11,185,240	$13,981,550	$83,889,300
Total:	16

LAN-PA-03256 SA-6 71984-1F.TXT	Boeing Proprietary	Page 2

Supplemental Agreement No. 7

to

Purchase Agreement No. 3256

between

THE BOEING COMPANY

and

LATAM AIRLINES GROUP S.A.

Relating to Boeing Model 787-916/787-816 Aircraft

THIS SUPPLEMENTAL AGREEMENT, entered into as of 20th December, 2016, (“Supplemental Agreement Number 7” or “ SA-7”) by and between THE BOEING COMPANY, a Delaware corporation (Boeing), and LATAM Airlines Group S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a Chilean corporation (Customer), amends Purchase Agreement No. 3256;

W I T N E S S E T H:

WHEREAS, the parties entered into Purchase Agreement No. 3256, dated as of October 29, 2007, and as amended from time to time, relating to the purchase and sale of Boeing Model 787-816 and Model 787-916 Aircraft (the “Purchase Agreement”);

WHEREAS, Customer and Boeing wish to revise delivery dates for four (4) Model 787-916 Aircraft, previously scheduled to deliver in 2018, to two (2) delivery dates in 2020 and two (2) delivery dates in 2021;

WHEREAS, Customer and Boeing wish to document the actual delivery month for two (2) Model 787-916 Aircraft 2019 shown in 1Q 2019 and 2Q 2019, as January 2019 and April 2019.

WHEREAS, Customer and Boeing wish to document Customer’s election to change to a Cabin Systems Equipment (CSE) procurement program for Inflight Entertainment (IFE).

AGREEMENT:

P.A. No. 3256	SA7-1 BOEING PROPRIETARY

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Purchase Agreement as follows:

1. Table of Contents. The Table of Contents of the Purchase Agreement is deleted in its entirely and is replaced by the new Table of Contents (identified as SA-7). Such revised Table of Contents is, by this reference, incorporated in the Agreement.

2. Articles – N/A in this SA-7.

3. Tables Table 1-Rev 4 has been revised to reflect that four (4) Aircraft formerly scheduled to deliver in 2018 have been moved. A new Table 1-B has been created for these four (4) Aircraft moved from 2018 and shows the revised delivery dates in 2020 and 2021.

3.1 Table 1-Rev 4 for Model 787-916 Aircraft is deleted in its entirely and replaced by a new Table 1-A for Model 787-916 Aircraft. Such revised Table 1-A (identified by SA-7) is, by this reference, incorporated in the Agreement.

3.2 Table 1-B for Model 787-916 is hereby added to the Purchase Agreement by this reference. This new Table 1-B reflects the revised delivery dates for four (4) Aircraft that are now scheduled to deliver in 2020 and 2021.

4. Exhibits and Supplemental Exhibits

N/A in this SA-7.

5. Letter Agreements

5.1 Boeing has submitted to Customer a draft of Letter Agreement 6-1166-TLL-0548, “Cabin Systems Equipment” (CSE Letter Agreement). Customer and Boeing agree to continue discussion of the CSE Letter Agreement with the intent of executing this Letter Agreement no later than November 1, 2017.

[***]

P.A. No. 3256 “[***]” This information is subject to confidential treatment and has been omitted andfiled seperately with the comission.	SA7-2 BOEING PROPRIETARY

6. Miscellaneous.

[***]

7. Confidential Treatment.

Boeing and Customer understand that the commercial and financial information contained in this Supplemental Agreement is considered by the parties as confidential (Confidential Information) and both agree not to disclose such Confidential Information except as provided herein. In addition to the parties’ respective officers, directors and employees who need to know the Confidential Information and who understand the obligation to keep it confidential, the parties may disclose Confidential Information (1) to the extent required by law, including without limitation judicial order or by a requirement of a governmental agency and (2) to its agents, auditors and advisors who need to know the Confidential Information for purposes of enabling each party to understand, perform its obligations under, or receive the benefits of, this Supplemental Agreement and who have agreed not to use or disclose the Confidential Information for any other purpose

“[***]” This information is subject to confidential treatment and has been omitted andfiled seperately with the comission.	SA7-3 BOEING PROPRIETARY

without the other party’s prior written consent. In the event that a party concludes that disclosure of Confidential Information contained in this Supplemental Agreement is required by applicable law, the party will so advise the other party promptly in writing and endeavor to protect the confidentiality of such Confidential Information to the widest extent possible. In the event of a legal dispute with Boeing, nothing herein will preclude Customer from sharing with its legal counsel information necessary for purposes of enabling counsel to advise or represent Customer provided that so long as Customer causes its legal counsel to maintain the confidentiality of information that is the subject of this Article. Except as provided in the assignment provisions of Article 10 of the Special Matters Letter Agreement 6-1162-ILK-0310R6, Customer will not disclose this Supplemental Agreement for purposes of financing payments without the prior written consent of Boeing, which consent will be provided once the financier enters into a Non Disclosure Agreement with Boeing in form and substance reasonably satisfactory to Boeing, which will include agreeing not to disclose or use Confidential Information except for the purpose set forth herein. This provision shall not apply to any Confidential Information that is in the public domain except that a party will be liable to the other for breach of its obligations under this provision if the Confidential Information entered the public domain as a consequence of a wrongful act or omission on its part.

Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined shall have the same meanings as in the Purchase Agreement. The Purchase Agreement will be deemed to be amended to the extent provided herein and as so amended will continue in full force and effect. In the event of any inconsistency between the above provisions and the provisions contained in the referenced exhibits to this Supplemental Agreement Number 7, the terms of the exhibits will control.

This Supplemental Agreement will become effective upon execution and receipt by both Parties.

P.A. No. 3256	SA7-4 BOEING PROPRIETARY

THE BOEING COMPANY		LATAM AIRLINES GROUP S.A.

By:	/s/ Toni L.S. Lund	By:	/s/ JOSÉ MALUF
	Toni L. S. Lund		JOSÉ MALUF

Its	Attorney-In-Fact	Its:	VP Flota LATAM

		By:	/S/ Roberto Alvo

		Its:	Roberto Alvo

P.A. No. 3256	SA7-5 BOEING PROPRIETARY

TABLE OF CONTENTS

ARTICLES		SA NUMBER

1.	Quantity, Model and Description	SA-1

2.	Delivery Schedule	SA-1

3.	Price	SA-1

4.	Payment	SA-1

5.	Miscellaneous	SA-1

TABLE

1-ROLLS	787-916 Aircraft Information Table 1-A	SA-7

1-ROLLS	787-916 Aircraft Information Table 1-B	SA-7

Table 3	787-816 Aircraft Information Table 1 for 2011-2013 Aircraft Rev	ISA-4

Table 5	787-816 Aircraft Information Table 1 for Table 5 Aircraft	SA-3

Table 6	787-816 Aircraft Information Table 1 for Table 6 Aircraft	SA-3

EXHIBIT

A.	787-916 Aircraft Configuration	SA-4

A.	787-816 Aircraft Configuration	SA-3

B.	Aircraft Delivery Requirements and Responsibilities

TOC -1 BOEING PROPRIETARY	SA-7

SUPPLEMENTAL EXHIBITS		SA NUMBER

AE1.	Escalation Adjustment/Airframe and Optional Features

BFE1.	Buyer Furnished Equipment Variables

BFE2.	Buyer Furnished Equipment Variables for Accelerated Aircraft	SA-1 & SA-2 Art. 6.2

CS1.	Customer Support Variables

EE1.ROLLS	Engine Escalation and Engine Warranty

EE1.GENx	Engine Escalation and Engine Warranty

SLP1.	Service Life Policy Components

LETTER AGREEMENTS.

3256-01	787 Spare Parts Initial Provisioning	SA-1 & SA-2 (Art 7.1)

3256-02	Open Configuration Matters	SA-1 & SA-2 (Art 7.2)

3256-03	787 e-Enabling Letter Agreement

3256-04	787 Spare Parts Commitment [***]

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

LETTER AGREEMENTS		SA NUMBER
6-1162-ILK-0317	Option Aircraft

6-1162-ILK-0318	Alternate Engine Selection	SA1 &SA2

	[***]	(Art 2)

6-1162-ILK-0327	Performance Guarantees 787-916/-816	SA-2 (Art7.10)

[***]

6-1167-MAG-0496	Aircraft Performance Guarantees for 787-816 Table 6 Aircraft	SA-3

[***]

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the Commission.	TOC-3 BOEING PROPRIETARY	SA-7

[***]

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the Commission.	TOC-4 BOEING PROPRIETARY	SA-7

Table 1-A

to Purchase Agreement No. 3256

Aircraft Delivery, Description, Price and Advance Payments

Boeing Model 787-916 Aircraft

Airframe Model/MTOW: 787-9	557000 pounds
Engine Model/Thrust: TRENT1000-J	74400 pounds
Airframe Price:	$156,849.000
Optional Features:	$3,839,800

Sub-Total of Airframe and Features:	$160,688,800
Engine Price (Per Aircraft):	$26,084,646
Aircraft Basic Price (Excluding BFE/SPE):	$186,773,446

Buyer Furnished Equipment (BFE) Estimate:	$0
In-Flight Entertainment (IFE) Estimate:	$6,129,500

Deposit per Aircraft:	$155,000

Detail Specification:	787B1-4102-O (9/5/2014)
Airframe Price Base Year/Escalation Formula:	Jul-06 ECI-MFG/CPI
Engine Price Base Year/Escalation Formula	Jul-06 787 ECI-MFG CPI Eng

Airframe Escalation Data:
Base Year Index (ECI):	180.3
Base Year Index (CPI):	195.4
Engine Escalation Data:
Base Year Index (ECI):	180.300
Base Year Index (CPI):	195.400

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Factor (Engine)	Manufacturer Serial Number	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
						At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
Aug-2015	1	1.3080	1.205	38478	$247,743,000	$2,322,430	$9,909,720	$12,387,150	$74,322,900
Sep-2015	1	1.3112	1.2066	38479	$248,299,000	$2,327,990	$9,931,960	$12,414,950	$74,489,700
Dec-2015	1	1.3209	1.2139	38461	$250,048.000	$2,345,480	$10,001,920	$12,502,400	$75,014,400
Jan-2016	1	1.3242	1.2165	38459	$250,646,000	$2,351,460	$10,025,840	$12,532,300	$75,193,800
Mar-2016	1	1.3307	1.2214	38467	$251,818,000	$2,363,180	$10,072,720	$12,590,900	$75,545,400
May-2016	1	1.3373	1.2265	38474	$253,012,000	$2,375,120	$10,120,480	$12,650,600	$75,903,600
Jun-2016	1	1.3406	1.2289	38482	$253,605,000	$2,381,050	$10,144,200	$12,680,250	$76,081,500
Aug-2017	1	1.3876	1.2665	38468	$262,138,000	$2,466,380	$10,485,520	$13,106,900	$78,641,400
Jan-2019	1	1.4470	1.3189	38481	$273,050,000	$2,575,500	$10,922,000	$13,652,500	$81,915,000
Apr-2019	1	1.4577	1.3285	38483	$275,020,000	$2,595,200	$11,000,800	$13,751,000	$82,506,000
3Q 2019 *	1	1.4722	1.3405	38469	$277,663,000	$2,621,630	$11,106,520	$13,883,150	$83,298,900
4Q 2019 *	1	1.4831	1.3488	38470	$279,631,000	$2,641,310	$11,185,240	$13,981,550	$83,889,300
To3tal:	12

*	Indicative pricing for midmonth of the quarter.

LAN PA No 3256 SA-7 71984-1F.TXT	Boeing Proprietary	Page 1

Table 1-B

to Purchase Agreement No. 3256

Aircraft Delivery, Description, Price and Advance Payments

Boeing Model 787-916 Aircraft

Airframe Model/MTOW: 787-9	557000 pounds
Engine Model/Thrust: TRENT1000-J	74400 pounds
Airframe Price:	$156.849.000
Optional Features:	$3.839.800

Sub-Total of Airframe and Features:	$160.688.800
Engine Price (Per Aircraft):	$26.084.646
Aircraft Basic Price (Excluding BFE/SPE):	$186,773,446

In-Flight Entertainment (IFE) Estimate:	$6.129.500

Deposit per Aircraft:	$155 .000

Detail Specification: 787B1-4102-S (12/11/2015)
Airframe Price Base Year/Escalation Formula:	Jul-06 ECI-MFG/CPI
Engine Price Base Year/Escalation Formula:	Jul-06 787 ECI-MFG CPI Eng

Airframe Escalation Data:
Base Year Index (ECI):	180.3
Base Year Index (CPI):	195.4
Engine Escalation Data:
Base Year Index (ECI):	180.300
Base Year Index (CPI):	195.400

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Factor (Engine)	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
					At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
2Q 2020 *	1	1.5052	1.3677	$283,674,000	$2,681,740	$11,346,960	$14,183,700	$85,102,200
3Q 2020*	1	1.5163	1.3763	$285,682,000	$2,701,820	$11,427,280	$14,284,100	$85,704,600
2Q 2021 *	1	1.5503	1.4033	$291,850,000	$2,763,500	$11,674,000	$14,592,500	$87,555,000
3Q 2021*	1	1.5618	1.4114	$293,909,000	$2,784,090	$11,756,360	$14,695,450	$88,172,700
Total:	4

*	Indicative pricing for midmonth of the quarter.

LAN PA No 3256 SA-7 96057-1F.TXT	Boeing Proprietary	Page 1